Exhibit 10.3

                                AGREEMENT FOR THE
                           PURCHASE AND SALE OF SHARES

     AGREEMENT made this 24th day of March 2000 between AIL Alpha Corporation Ltd., a company established under the laws of the Isle of Man, with its legal address at Prospect Chambers, Prospect Hill, Douglas, Isle of Man (hereinafter "Alpha"), represented by Murat Beisenbekovich Safinov, acting pursuant to authority granted in accordance with a power of attorney Letter No. _____dated ________, Transmeridian Exploration Inc., a company established under the laws of the British Virgin Islands with its principal offices located at 85 Chester Square, London, England (hereinafter the "Purchaser"), represented by Nurjan Sarsekonovich Kurmanov, acting pursuant to a Power of Attorney dated November 1, 1999; and OJSC Caspi Neft (hereinafter the "Caspi Neft"), an open joint stock company established under the laws of the Republic of Kazakhstan, represented by Murat Beisenbekovich Safinov, acting pursuant to a power of attorney No. 2 dated April 27, 2001. (Alpha and Caspi Neft are hereinafter referred to together as the "Sellers," and Purchaser and the Sellers are from time to time hereinafter referred to individually as a "Party" and collectively as the "Parties".)

                                    RECITALS

     WHEREAS, AIL and Purchaser entered into that Agreement dated November 13, 1999 (the "Original Agreement"), in accordance with which AIL agreed to sell, and Purchaser agreed to purchase, the shares of "ZAO 'Caspi Neft A,"' a company to be established by AlL's wholly-owned subsidiary, Caspi Neft, in accordance with Applicable Law;

     WHEREAS, the Original Agreement had obliged AIL, upon Caspi Neft establishing Caspi Neft "A," to procure assignment to Caspi Neft "A" of License AI No. 1557 dated 29 April 1999 (the "License") previously issued to Caspi Neft, and to negotiate and assign to Caspi Neft "A" a Contract for the exploration of hydrocarbons of Yuzhny Alibek oil field (the "Exploration Contract"), entered into pursuant to the License, for oil exploration and pilot production from Yuzhny Alibek, an oil field located in the Aktyubinskaya Oblast, Mugodzhar District of the Republic of Kazakhstan (the "Field");

     WHEREAS, Alpha, after Caspi Neft's establishment of Caspi Neft "A," procured the Exploration Contract in the name of Caspi Neft "A" as successor to Caspi Neft rather than as Caspi Neft's assignee, and did not procure assignment of the License to Caspi Neft "A;"

     WHEREAS, Purchaser, seeking- to effectuate the terms of the Original Agreement, requested, and Alpha now reportedly has caused the amendment and registration by the Competent Authority of the Exploration Contract to designate Caspi Neft as the contractor under the Exploration Contract, so that both the License and


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Exploration  Contract are in Caspi Neft's name, as  contemplated in the Original
Agreement;

     WHEREAS, Alpha is the lawful successor to AIL and owns one hundred percent (100%) of the outstanding- and issued shares of Caspi Neft;

     WHEREAS, the Parties now intend to undertake the transactions contemplated in the Original Agreement, and to assign both License and Exploration Contract to a subsidiary of Caspi Neft; and

     WHEREAS, the Parties, although intending to effectuate the purposes of the Original Agreement, also wish to amend the Original Agreement in light of the foregoing developments.

     NOW, THEREFORE, the Parties agree as follows:

I. Definitions

The following capitalized terms and expressions, when used in this Agreement, shall have the meanings ascribed to them as set forth below:

"Act of Transfer and Acceptance" shall mean an act of transfer and acceptance transferring the Shares to Purchaser.

"Agreement" shall mean this Agreement together with its Recitals, and all schedules and Exhibits thereto.

"AIL" shall mean Alpha International Ltd., a company established under the laws of the Isle of Man.

"Alpha" shall mean AIL Alpha Corporation Ltd., a company established under the laws of the Isle of Man, as described in the introductory paragraph of this Agreement.

"Applicable Law" shall mean the laws of the Republic of Kazakhstan, including without limitation, the Presidential Decree No. 2828 having the force of law, dated January 27, 1996, "On the Subsoil and Subsoil Use," ("Law on Subsoil"), Presidential Decree No. 2350 having the force of law, dated June 28, 1995 "On Petroleum" ("Law on Petroleum"), Law on Introduction of Changes and Additions to Certain Legislative Acts of the Republic of Kazakhstan Regarding Matters of Subsoil Use and the Conduct of Petroleum Operations in the Republic of Kazakhstan, adopted on August 11, 1999, and all other officially issued and publicly available laws, decrees, decisions, executive orders, regulations and instructions as such items may hereafter be supplemented or amended by officially issued and publicly available laws, decrees, executive orders, regulations and instructions contemplating rights of the Parties to conduct negotiations in order to change conditions of this Agreement for such extent as those laws, decrees,


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executive  orders,  regulations and instructions may affect this Agreement,  and such changes have to be completed before Closing date.

"Assignment Agreement" shall mean an agreement providing for assignment from Caspi Neft to the Subsidiary of all rights, interests, and authorities under the License and Exploration Contract.

"Banking Day" shall mean a day when the banks are open for business in New York, London, and Almaty.

"Breach" means a breach of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

"Caspi Neft" shall mean Open Joint Stock Company Caspi Neft, an open Joint stock company established pursuant to Applicable Law.

"Caspi Neft 'A"' shall mean Limited Liability Partnership Caspi Neft "A," a limited liability partnership established pursuant to Applicable Law

"Caspi Neft Shares" shall mean one hundred percent (100%) all common and other shares of Caspi Neft which are issued and outstanding.

"Closing" shall have the meaning, ascribed to that term in Section 11 (F).

"Closing Date" shall have the meaning ascribed to that term in Section 11 (F).

"Competent Authority" shall mean the Agency of the Republic of Kazakhstan on Investments.

"E&P License" shall mean a license issued for exploration, production or both pursuant to the Law on Petroleum and Law on Subsurface.

"Exhibits" shall mean the exhibits attached hereto and which are herewith made a part of this Agreement.

"Exploration Contract" shall have the meaning ascribed to that term in the second Recital.

"Field" shall have the meaning ascribed to that term in the second Recital.


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"Final  Installment" shall mean Three Million Three Hundred Eighty Five Thousand
Eight Hundred Forty Two U.S. Dollars (US$3,385,842).

"First Installment" shall mean the funds paid by Purchaser to Alpha and the State pursuant to the Original Agreement, totaling One Hundred Fourteen Thousand One Hundred Fifty Eight U.S. Dollars, (US$11,158).

"Governmental Authorities" shall mean any governmental agency, ministry, committee and department, whether at a national, regional or local level, with any jurisdiction with respect to the Parties, the License, the Field, or the Exploration Contract, as well as the Government the Government of the Republic of Kazakhstan.

"Indemnitees" shall have the meaning ascribed to that term in Section III (A).

"Indemnified Parties" shall have the meaning ascribed to that term in Section III (A).

"Indemnity  Termination  Date" shall have the  meaning  ascribed to that term in
Section III (C).

"Liabilities" shall have the meaning ascribed to that term in Section III (A).

"License" shall have the meaning ascribed to that term in the second Recital.

"Option  A2reement"  shall have the meaning  ascribed to that term in Section VI
(A) and which is attached hereto as Exhibit 3), obligating Alpha to sell the Caspi Neft Shares to the Purchaser in lieu of selling the Shares.

"Original Agreement" shall have the meaning ascribed to that term in the first Recital.

"Properties"  shall  mean  all  property,   moveable  and  immoveable,  and  all
contractual and other rights owned by the Subsidiary, including rights arising due to the License and Exploration Contract.

"Purchase Price" shall mean Four Million U.S. Dollars (USS4.000.000), consisting of the First Installment, Second Installment, and the Final Installment.

"Purchaser" shall mean Transmeridian Exploration Inc., a company established under the laws of the British Virgin Islands, as described in the introductory paragraph of this Agreement.

"Recitals" shall mean the statements made above in this Agreement so identified, each of which is preceded with "Whereas."

"Schedules" shall mean the schedules attached to and herewith made a part of this Agreement.


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"Second  Installment" shall have the meaning ascribed to that term in Section II
(A).

"Sellers" shall mean Alpha and Caspi Neft together.

"Shares" shall mean one hundred percent (100%) of all common and other shares issued and outstanding of the Subsidiary.

"State" shall mean the Republic of Kazakhstan.

"Subsidiary" shall have the meaning ascribed to that term in Section II (B).

"Subsurface Use Contract" shall mean a contract between a contractor and the State pursuant to the Law on Subsurface, including the Exploration Contract.

"Warranty Certificates" shall mean any and each of the certificates attached hereto as Exhibits 1 and 2.

II. Registration Of Agreement, Purchase Of Shares, And Payment Of Purchase Price

     A. Purchaser, within five (5) Banking Days after receiving (1) proof satisfactory to Purchaser that the Exploration Contract has been properly registered by the Competent Authority in the name of Caspi Neft in accordance with Applicable Law such that the enforceability of the Exploration Contract and validity of the License are not impaired under Applicable Law, and (2) an executed Warranty Certificate in the form attached hereto as Exhibit 1, Purchaser shall pay to Sellers Five Hundred Thousand U.S. Dollars (US$500,000), including Ninety Thousand U.S. Dollars (US$90,000) which Purchaser shall pay to the State on behalf of Caspi Neft in partial satisfaction of Caspi Neft's obligation to pay One Hundred Thousand U.S. Dollars (US$100,000) pursuant to Article 15.2.4 of the Exploration Contract to the State (the "Second Installment").

     B. Alpha, no later than thirty (30) days after receiving the Second Installment, will cause Caspi Neft to establish, and Caspi Neft hereby agrees to establish pursuant to Applicable Law, a wholly-owned subsidiary in the form of an open joint stock company (the "Subsidiary"). As soon as practicable after State registration of the Subsidiary, Caspi Neft shall under-take in accordance with the requirements of Applicable Law State registration of the emission of the Subsidiary's shares (the "Shares").

     C. Caspi Neft, as soon as practicable after establishment of the Subsidiary, but in no event later than ninety (90) days after such establishment, shall assign the License and Exploration Contract to the Subsidiary pursuant to an Assignment Agreement in form and substance attached hereto as Exhibit __, and shall give any notices, obtain any authorizations, and comply with any requirements that are necessary or


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          advisable under  Applicable Law and under the Exploration  Contract to lawfully effect such assignment.

     D. Caspi Neft, upon completion assignment of the License and Exploration Contract pursuant to Section II(C) shall deliver to Purchaser (1) the original, executed Assignment Agreement; and (2) a Warranty Certificate in the form attached hereto as Exhibit 2 executed by Caspi Neft and Alpha. Purchaser, upon receiving delivery of the foregoing, and subject to the Sellers fulfilling each of conditions stated in
          Section II (C), Section II (D), Section II(E), and Section II(H) shall thereupon be obliged to pay the Final Installment as hereinafter provided.

     E.   In  the  event   Purchaser,   upon  receiving  the   information   and
          confirmations provided to it pursuant to Section II(D) is not satisfied that the assignment has been effected in compliance with Applicable Law and that the License and Exploration Contract are in compliance with Applicable Law, Purchaser will specify in writing to Caspi Neft and Alpha those deficiencies identified by Purchaser, and Caspi Neft and Alpha shall remedy any such deficiencies within twenty
          (20) days after receiving Purchaser's notice thereof.

     F. Purchaser's payment of the Final Installment and Caspi Neft's delivery of the Shares and transfer to Purchaser (the "Closing") shall take place on that date (the "Closing Date") which is the earlier of: (1) five (5) days after the conditions stated in Section II(D) have been satisfied; or (2) ninety (90) days after the date hereof, unless such date is extended by mutual agreement of the Parties.

     G. Subject to the terms and conditions of this Agreement, at the Closing, Sellers will sell and transfer the Shares to Purchaser, and Purchaser will consummate the purchase of 'the Shares from Sellers. At the
          Closing:

          (1)  Sellers shall be obliged as follows:

               a) Caspi Neft shall effect registration of the Shares in the name of Purchaser with the Subsidiary's registrar (or depository, as the case may be) and deliver to Purchaser an extract from the Subsidiary's share register confirming such registration;

               b)   Caspi  Neft  shall   deliver  to   Purchaser   any  and  all
                    certificates evidencing the Shares together with an executed Act of Transfer and Acceptance.

               c)   Caspi Neft shall deliver the certificate  attached hereto as
                    Exhibit 4.

          (2) Purchaser shall be obliged to effect payment of the Final Installment to Alpha and Caspi Neft as follows:


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               a)   Purchaser shall pay One Hundred Fifty Thousand U.S.  Dollars
                    (US$150,000) to Caspi Neft.

               b) Purchaser will pay Three Million Two Hundred Thirty Six Thousand Eight Hundred Forty Two U.S. Dollars (US$3,235,842) to Alpha.

               c) Purchaser shall instruct that the One Hundred Thousand U.S. Dollars (US$100,000) held in trust pursuant to the Original Agreement be released to the Sellers.

     H. Notwithstanding, the foregoing, the obligations of Purchaser hereunder to purchase the Shares and to pay the Purchase Price therefore are subject to the satisfaction of each of the

          (1) All of the representations and warranties of Sellers contained in each Warranty Certificate shall be true and correct at and as of the Closing Date with the same force and effect as if restated in their entirety on and as of the Closing Date.

          (2) Sellers shall have performed and complied in all respects with the agreements and conditions required by this Agreement to be performed or complied with prior to or at the Closing, including, without limitation, the delivery of all documents referred to elsewhere in this Agreement as being required to be delivered prior to or at the Closing.

          (3) All authorizations, approvals or permits of, or registrations, qualifications. Declarations or filings with the Republic of Kazakhstan or regulatory authorities thereof (collectively, Governmental Authorities") that are required in connection with the lawful sale and transfer of the Shares or assignment of the Exploration Contract or License have been duly obtained and made in form and substance reasonably satisfactory to Purchaser and shall be effective at and as of the Closing Date.

          (4) From the date of this Agreement to the Closing Date, the business of Caspi Neft and each of its subsidiaries (including the Subsidiary) shall have been conducted in the usual and ordinary course; there shall have been no material change in the nature or character of the business, capital or debt structure or legal form of Caspi Neft or any of its subsidiaries, including the Subsidiary, including but not limited to, any sale, conveyance of the Field.

          (5) Neither Caspi Neft nor any of its subsidiaries, including the Subsidiary, shall have suffered any material adverse change with respect to its Properties, business operation, financial condition or prospects.


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          (6)  Purchaser   shall  have  received  from  Sellers  the  following,
               documents in form and substance satisfactory to Purchaser and its counsel:

               a) Stock certificates representing the Shares, with any such stock certificates duly endorsed in blank or with duly executed stock powers attached in proper form for transfer.

               b)   A  certificate  of Caspi Neft  substantially  in the form of
                    Exhibit 4 hereto, dated the Closing Date and duly executed by Caspi Neft certifying that Caspi Neft is the record and sole beneficial owners of the Shares and has complete and unrestricted power to endorse and deliver the certificates representing the Shares to Purchaser without the consent of any third party.

               c) Letters of resignation of each member of the Board of Directors, and/or members of any other administrative and/or executive bodies of the Subsidiary effective as of the Closing Date.

               d) A certificate from the appropriate governmental agency confirmation the good standing of Caspi Neft and the Subsidiary.

               e) The corporate minute book and stock transfer records for the Subsidiary together with copies of all constituent documents of the Subsidiary.

               f) Certificate dated as of the Closing Date, executed by Sellers, certifying that all of the conditions specified in this Agreement have been fulfilled.

               g)   All  required  consents  from  Governmental  Authorities  in
                    connection  with  the  transactions   contemplated  by  this
                    Agreement.

          (7) All other formalities or acts to be accomplished or performed by the Subsidiary and/or Caspi Neft In connection with the transactions contemplated hereby shall have been accomplished or performed, and all documents and instruments incident thereto shall have been made available and be in form and substance reasonably satisfactory to Purchaser and its counsel.

          (8) There shall be no action or proceeding actual, pending or threatened, by any Governmental Authority or private person before any court or administrative body to restrain, enjoin or otherwise prevent the consummation of the transactions contemplated hereby or to recover damages or obtain other relief as a result thereof.


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          (9)  All  amounts  owed  to the  Subsidiary  by  any of its  officers, directors, employees or shareholders shall have been discharged in full on or before the Closing Date.

          (10) All guarantees or pledges made by the Subsidiary for the benefit of any of the Sellers or their respective affiliates shall have been discharged in full on or before the Closing Date.

          (11) Purchaser shall have completed a due diligence review of the Subsidiary pursuant to Section IV (B) of this Agreement and the conclusions and results of such due diligence review shall be satisfactory to Purchaser in its sole opinion.

          (12) The Shares to be sold by Caspi Neft to Purchaser pursuant to this Agreement shall, in the aggregate on a fully diluted basis, constitute at least 100% of the issued and outstanding shares.

          (13) As of the Closing Date, there shall be no encumbrances on or pledges, mortgages, or liens on any of the Properties.

                              III. Indemnification

     A. Agreement to Indemnify. Sellers agree, jointly and severally, to indemnify Purchaser and Purchaser's investors (collectively the "Indemnified Parties") and their respective officers, directors, partners, shareholders, employees, affiliates, agents, attorneys, lessees, successors and assigns, their officers, directors, partners, shareholders, employees, affiliates, agents, attorneys, lessees, successors and assigns (collectively, the "Indemnitees") from and against all liabilities (including sums paid in settlement of claims), losses (including lost profits) costs, obligations, demands, suits, liens, damages (including, consequential and punitive damages), fines (including any sums ordered to be paid or expended by Indemnities by any Governmental Authority as a fine, penalty or damages for any violation), penalties, forfeitures, actions, defenses, administrative proceedings (including informal proceedings), judgments, settlements, orders, equitable relief, expenses (including experts' and consultants' fees and costs), attorneys' fees and expenses (including any fees and expenses incurred in enforcing or interpreting this Agreement), and claims (including, third party claims for personal injury or real or personal property damage) of any kind or nature whatsoever (whether foreseeable or unforeseeable, contingent or non-contingent, or arising out of contracts entered into or indemnifications provided by Indemnitees or otherwise) (collectively, the "Liabilities") and to protect, save and keep harmless the Indemnified Parties and Indemnitees from, and to assume liability for, payment of all Liabilities that may be imposed on or Incurred by the Indemnified Parties or Indemnitees as a consequence of or in connection with (a) any misrepresentation by any Seller, (b) any breach by any Seller of a warranty contained in this Agreement or Warranty


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          Certificate, or (c) any failure by any Seller to perform any agreement or covenant contained herein. Notwithstanding the foregoing, Sellers shall only be required to indemnify the Indemnified Parties and Indemnitees for Liabilities pursuant to this Article IV to the extent such Liabilities are not reimbursed under any insurance policy. The foregoing indemnity shall include all attorneys' fees incurred in connection with the enforcement of this indemnity.

     B. Notice of Claims and Potential Claims. Any claim for indemnity under this Agreement shall be made by written notice to the Sellers specifying in reasonable detail the basis of the party against any Indemnified Party, as applicable, which might give rise to a claim against Sellers stating the nature and basis of such claim and, if ascertainable the amount thereof. Purchaser's failure to give timely notice or to provide copies of documents or to furnish relevant data in connection with any third party claim shall not constitute a defense (in part or in whole) to any claim for indemnification by the Indemnified Party or Indemnitee, except and only to the extent that such failure shall result in any prejudice to Sellers. In connection with any such third party claim, Sellers may, at their election and expense, have the right to participate in the defense of such third party claim. If Sellers shall have acknowledged in writing their obligation to indemnify in respect of any third party claim which might give rise to a claim for indemnity under this Article IV,
          Purchaser agrees not to settle such third party claim without the consent of Sellers, which shall not be unreasonably withheld, and Purchaser further agrees upon the written request of Sellers, to assign all rights and liabilities with respect to such third party claim to Sellers and to cooperate in the prosecution and defense thereof, including without limitation providing access to the books and records of the Subsidiary; provided, however, Sellers agree not to settle any such third party claim without the consent of Purchaser if any relief, other than the payment of money damages, would be granted by such settlement that might materially affect the business operations or reputation of any Indemnitees or Indemnified Party, as applicable, or if, as a result of the limitations on the Sellers' liability provided herein, the Indemnitees or Indemnified Parties, as applicable, might be liable to the third party for all or a portion of the amount of such settlement.

     C. Termination of Indemnity Obligations. The obligation of Sellers to indemnify hereunder shall terminate (the "Indemnity Termination Date")
          (i) upon the termination of the applicable statute of limitations in the case of statutory violations and (ii) two (2) years after the Closing Date in all other instances except as to matters as to which any Indemnitee or Indemnified Party has made a claim for indemnification or given written notice of a claim for indemnification on or prior to such date, With respect to matters as to which any Indemnitee or Indemnified Party has made a claim for indemnification or given written notice of a claim for indemnification on or prior to the Indemnity Termination Date, the right to indemnification with respect thereto shall survive the expiration of the Indemnity Termination Date, until such claim is finally resolved and any obligations with respect thereto are fully satisfied.


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IV. Conduct Of Business Prior To Closing

     A. Conduct of Business Prior to Closing. Sellers Jointly and severally represent, warrant and covenant that from November 13, 1999 to the Closing Date, each of Caspi Neft and (upon its establishment) the Subsidiary have carried on and shall carry on its business in the normal and ordinary course in a manner consistent with the conduct of its business in prior years and, except as permitted by prior written consent of Purchaser, Alpha shall not permit Caspi Neft or any of its subsidiaries in respect of its business to:

          A. Except in the ordinary course of business, modify, amend, transfer, assign, renew, enter into or terminate any Subsurface Use Contract or E&P License;

          B.   Modify, amend,  transfer,  assign, renew, enter into or terminate
               the  License  or  Exploration   Contract,   except  as  expressly
               contemplated herein;

          C. Sell, transfer or encumber any of their properties, or enter into any transaction or make any commitment relating to its property, assets or business otherwise than in the ordinary course of business;

          D. Issue any capital stock or partnership interests, as the case may be or pay any dividends or make any distributions in respect of such capital stock or partnership interests, as the case may be;

          E. Sell or transfer, or agree to sell or transfer, any assets or cancel or agree to cancel any debts or claims, except in each case in the ordinary course of business;

          F. Reclassify or change the rights of any securities of Caspi Neft or any of its subsidiaries; or

          G. Amend the Charter or other constituent documents of Caspi Neft or any of its Subsidiaries.

     B. Access to Information Prior to Closing. Prior to the Closing Date, Sellers will make available to Purchaser's counsel, accountants and other representatives full access, during normal business hours, to all of the employees, books, contracts, reports, commitments and records of each of Caspi Neft and its subsidiaries for the purpose of performing all inspections and due diligence deemed necessary by Purchaser and will supply to Purchaser such detailed information concerning the business affairs of Caspi Neft and its subsidiaries as Purchaser may reasonably request in connection with this Agreement. The intent of the provisions of this Section IV (B) is to allow Purchaser to investigate any matters concerning, Caspi


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          Neft  and its  subsidiaries  regarding  which  Purchaser  in its  sole discretion requires further comfort or assurance.

     C. Notice of Events. Throughout the period between the date of this Agreement and the Closing Date, Sellers shall advise Purchaser promptly in writing of any and all material events and developments concerning the assets, liabilities, results of operations or prospects of Caspi Neft, its subsidiaries, and the Subsidiary or any of the items or matters concerning Caspi Neft or its subsidiaries, or the Subsidiary covered by the representations, warranties and covenants contained in this Agreement.

     D. No Other Negotiations. Prior to the Closing, neither Sellers nor any representative of any of them shall conduct any negotiations or discussions with any party regarding a possible acquisition of Caspi Neft, the License, the Field, or the Exploration Contract or of all or a substantial part of the business or assets of Caspi Neft or any of its subsidiaries.

V. Payments

All payments hereunder shall be made by wire transfer in immediately available funds to a bank account designated in writing by the respective recipient, Caspi Nefl, Alpha or Purchaser, as the case may be,

VI. Purchaser's Right To Purchase Shares Of Caspi Neft From AIL

     A. Purchaser, in the event Caspi Neft falls to assign the Shares to the Subsidiary in compliance with and within the time limits stated in
          Section II (C), shall have the right, but not the obligation, at any time thereafter in consideration for payment of the Final Installment to Alpha to purchase one hundred percent (100%) of the issued and outstanding common shares and other outstanding shares of Caspi Neft (the "Caspi Neft Shares") pursuant to the Option Agreement. For the avoidance of doubt, the Option Agreement shall survive any termination of this Agreement, whether such termination is pursuant to Article VII hereof, or otherwise.

     B. Alpha, upon presentation of the Option Agreement, shall execute the Option Agreement, and thereafter shall:

          (1) Promptly execute and deliver to Caspi Neft and the independent registrar and/or depositary (as the case may be) which maintains the register with respect to the Caspi Neft Shares, a notice of the Option Agreement with respect to the Caspi Neft Shares. (Such notice shall be accompanied by a copy of the Option Agreement.)

          (2) Register or cause to be registered, the Option Agreement by means of a notation of the Option Agreement on the Caspi Neft Shares together


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               with an affidavit  stating the  truthfulness  and completeness of the documentation.

     C.   Alpha hereby covenants to Purchaser that:

          (1) It will make no assignment, pledge, transfer of or create any security interest in the Caspi Neft Shares.

          (2) It will, at its own expense and cost, defend its title or interests to the Caspi Neft Shares for the benefit of Purchaser against any and all attachments, liens, claims, encumbrances, security interests or other impediments of any nature, however arising, of all persons whomever. Alpha shall give the Pledge prompt written notice of any claim relating to the Caspi Neft Shares.

     D. Purchaser hereby covenants that it shall use its best efforts including, but not limited to making application to Government Authorities, entering into an assignment agreement, and other actions reasonably required by Sellers to transfer any other E&P Contract and related license to Alpha, and to retain in Caspi Neft only the License and Exploration Contract; provided, however, that Purchaser shall not be obliged to take any action which would endanger the validity, enforceability, or rights pursuant to the License or Exploration Contract.

                                VII. Termination

     A. This Agreement may, by notice given prior to or at the Closing, be terminated:

          (1) by either Purchaser or Sellers if a material Breach of any provision of this Agreement has been committed by the other Party and such Breach has not been waived;

          (2) by Purchaser if any of the conditions in Section II(H) have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Purchaser to comply with its obligations under this Agreement) and Purchaser has not waived such condition on or before the Closing Date;

          (3)  by Mutual consent of Purchaser and Sellers; or

          (4) by either Purchaser or Sellers if the Closing has not occurred (other than through the failure of any Party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before ninety (90) days from the date hereof, or such later date as the Parties may agree upon.

     B. Each Party's right of termination under this Article VII is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. In the event this Agreement is


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          terminated  by a Party  because of the Breach of the  Agreement by the other Party (or because one or more of the conditions to the terminating Party's obligations under this Agreement is not satisfied as a result of the other Party's failure to comply with its obligations under this Agreement), the terminating Party's right to pursue all legal remedies will survive such termination unimpaired.

     C.   If this  Agreement  is  terminated  pursuant  to Section  VII(A),  all
          further   obligations   of  the  Parties  under  this  Agreement  will
          terminate, except that:

          (1) If Purchaser terminated the Agreement pursuant to Section VII(A)(1) or (2), Sellers shall be obliged to procure the immediate repayment to Purchaser of the First Installment and Second Installment, and shall pay to Purchaser additional Two Hundred Thousand U.S. Dollars (US$200,000) in damages.

          (2)  If Sellers  terminated this Agreement  pursuant to Section VII(A)
               (1), Sellers shall return the Second Installment to Purchaser, and Purchaser shall procure release of the First Installment to Sellers, thereby effecting the payment of the One Hundred Thousand U.S. Dollars (US$ 100,000) to Sellers.

                               VIII. Miscellaneous

     A. Survival of Representation and Warranties. Notwithstanding anything contained in this Agreement to the contrary, all representations and warranties made by Sellers and Purchaser under this Agreement in connection with the transactions contemplated herein or in any schedule, certificate, list or other instrument delivered pursuant hereto shall survive the Closing and any investigation made at any time with respect thereto.

     B. No Waiver of Rights. No failure or delay on the part of any party in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise of any such power, right or privilege shall preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available. No waiver shall be binding unless in writing, and signed by the party to be charged or a qualified officer thereof.

     C. Notice. All notices hereunder shall be in writing and shall be either personally delivered, transmitted by postage prepaid registered or certified mail, airmail if international, return receipt requested, transmitted by telex or telecopier, or transmitted by courier service to the Parties hereto at their respective addresses. Except as otherwise specified herein, all notices and other communications shall be deemed to have been duly given on receipt or, if undeliverable or refused at the address provided herein, upon attempted delivery or refusal. For Purposes hereof,


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          the addresses of the Parties hereto (until notice of a chancre thereof is given in the manner provided in this Section VIII (C)) shall be as set forth on Exhibit 6 hereto.

     D. Governing Law. Notwithstanding the Parties compliance with Applicable Law in the performance their respective duties hereunder, this Agreement and the rights and obligations of the Parties hereto shall be governed by and construed in accordance with the laws of the laws of England, without regard to the conflict of law provisions thereof.

     E. Counterpart Originals. This Agreement has been executed simultaneously in four (4) Counterparts, two (2) in Russian and two (2) in English, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement, having been executed in English and Russian versions, both versions shall have equal force.

     F. Dispute Resolution. Any dispute arising in connection with this Agreement or in connection with the Original Agreement shall be resolved pursuant to Section 8.1 of the Original Agreement. For avoidance of doubt, Alpha shall be entitled to appoint only one arbitrator on behalf of the Sellers and AIL pursuant to Section 8.1 of the Original Agreement.

     G. Assignment: Successors This Agreement shall inure to the benefit of and be binding upon the heirs, successors and assigns of all Parties. Purchaser may assign or transfer to an Affiliate of Purchaser, including without limitation, any or all of its interests, rights or obligations under this Agreement, and any assignees or transferees of Purchaser hereunder shall be fully vested with such interests, rights or obligations Sellers may not assign or transfer any of his or her interests, rights or obligations under this Agreement without the prior written consent of Purchaser.

     H. Joint and Several, Obligations. Unless otherwise provided for in this Agreement, all representations, warranties, undertakings and covenants of Sellers are made jointly and severally by each of them.

     I. Further Assurances. The Parties hereto agree that, from time to time hereafter, and upon request, each of them will execute, acknowledge and deliver such other documents and instruments as may be required to carry out more effectively the terms and conditions of this Agreement. In particular, due to the very limited time in which the Parties' counsel have had to prepare this Agreement, the Exhibits (other than Exhibit 1) and Schedules hereto have not been completed. These Exhibits and Schedules will be prepared and presented to the Parties within seven (7) days after the date hereof, and shall each be initialed confirming that they are in form and substance mutually satisfactory to the Parties.

     J.   Entire   Agreement:   Modifications;   Severability   This  Agreement,
          including  the  Exhibits  and  Schedules,   together  with  the  other
          agreements  referred  to  herein,


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          constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations and understandings, written or oral, of the Parties. This Agreement may not be modified or amended except by a writing signed by each of the Parties hereto (and by a qualified officer if such party is a legal entity). The invalidity, illegality or unenforceability for any reason of any one or more provisions of
          this   Agreement   shall  not  affect  the   validity,   legality   or
          enforceability of the remainder of this Agreement.

     K. Confidentiality. The existence and subject matter of this Agreement and the other agreements entered into pursuant hereto are confidential and shall not be disclosed to or discussed with any third parties (except professional advisers) without the prior written consent of the Parties hereto. This obligation shall survive the execution of this Agreement in the event the transaction contemplated herein is not consummated on the Closing Date.

IN WITNESS WHEREOF, the Parties have executed this Amendment No.3 on the date first above written.

For Transmeridian Exploration Inc.

By: /S/ Nurjan Sarsekenovich Kurmanov
-------------------------------------
Name: Nurjan Sarsekenovich Kurmanov
Title:  Authorized representative

For AIL Alpha Corporation Ltd.

By: /S/ Murat Beisenbekovich Safinov
-------------------------------------
Name: Murat Beisenbekovich Safinov
Title:  Authorized representative

For OJSC Caspi Neft.

By: /S/ Murat Beisenbekovich Safinov
-------------------------------------
Name: Murat Beisenbekovich Safinov
Title:  Authorized representative


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